SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[  ]     Preliminary Proxy Statement
[X ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to Section 240.14a-11(c)
         or Section 240.14a-12


                     UNIFI, INC.
_________________________________________________________________
         (Name of Registrant as Specified In Its Charter)


                CLIFFORD FRAZIER, JR.
_________________________________________________________________
       (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X ]     $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
or 14a-6(j)(2).
[  ]     $500 per each party to the controversy pursuant to
Exchange Act Rule 14a-6(i)(3).
[  ]     Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4)     Proposed maximum aggregate value of transaction:

[  ]      Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)     Amount Previously Paid:
_____________________________________

2)     Form, Schedule or Registration Statement No.:
_____________________________________

3)     Filing Party:
_____________________________________

4)     Date Filed:
_____________________________________

                                 UNIFI
                        QUALITY THROUGH PRIDE

                     7201 West Friendly Avenue
                   Greensboro, North Carolina 27410


                                               September 19, 1994
TO THE SHAREHOLDERS OF
  UNIFI, INC.



     The Annual Meeting of the Shareholders of your Company will be held at 10:00 A.M. on Thursday, October 20, 1994, at the Company's Yadkinville Offices at Old Highway 421, Yadkinville, North Carolina. The Notice of the Annual Meeting and the Proxy Statement containing detailed information about the business to be transacted at the meeting, as well as a proxy, are enclosed.

     The Annual Report relating to the Company's activities and operations for the fiscal year ended June 26, 1994 is also enclosed herewith.

    You are cordially invited to attend the Annual Meeting of the Shareholders in person. We would appreciate your signing and returning your proxy in the enclosed postage-paid return envelope so that your shares can be voted in the event you are unable to attend the meeting. Your proxy will be returned to you if you are present at the meeting and so request.

                               Sincerely,

                               G. ALLEN MEBANE

                               G. ALLEN MEBANE
                               Chairman of the Board of Directors

                                 UNIFI
                         QUALITY THROUGH PRIDE

                       7201 West Friendly Avenue
                   Greensboro, North Carolina 27410


                NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    TO BE HELD ON OCTOBER 20, 1994


TO THE SHAREHOLDERS OF UNIFI, INC.:

     The Annual Meeting of the Shareholders of Unifi, Inc. will be held at the Yadkinville Offices, Old Highway 421, Yadkinville, North Carolina, on Thursday, October 20, 1994, at 10:00 A.M. Eastern Daylight Savings Time, for the following purposes:

     1. To elect as Directors of the Corporation those nominees listed in the accompanying Proxy Statement.

     2. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors, under the provisions of the By-Laws, has fixed the close of business on September 12, 1994, as the record date for determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment or adjournments thereof. The transfer books of the Corporation will not be closed.

                              By Order Of The Board Of Directors:

                              CLIFFORD FRAZIER, JR.

                              C. Clifford Frazier, Jr.
                                   Secretary

Greensboro, North Carolina
September 19, 1994

_________________________________________________________________


YOUR VOTE IS IMPORTANT.  PLEASE SIGN, DATE AND RETURN YOUR PROXY.

_________________________________________________________________

                               UNIFI
                       QUALITY THROUGH PRIDE

                      7201 West Friendly Avenue
                   Greensboro, North Carolina 27410

                            PROXY STATEMENT

                        SOLICITATION OF PROXIES

     The solicitation of the enclosed proxy is made by the Board of Directors (the "Board") of Unifi, Inc. (the "Company") for use at the Annual Meeting of the Shareholders to be held Thursday, October 20, 1994, at 10:00 A.M. Eastern Daylight Savings Time, at the Yadkinville Offices of the Company, located on Old Highway 421, Yadkinville, North Carolina, or at any adjournment or adjournments thereof (Annual Meeting). This statement and the form proxy will first be mailed to the shareholders entitled to notice of the annual meeting on or about September 19, 1994.

     The expense of this solicitation will be borne by the Company. Solicitations of proxies may be made in person, by mail or other telephone, telegraph or electronic means by directors, officers and regular employees of the Company who will not be specifically compensated in such regard. In addition, the Company has retained D. F. King & Company to assist in the solicitation of proxies and will pay such firm a fee estimated not to exceed $6,000 plus reimbursement of expenses. Arrangements will be made with brokers, nominees and fiduciaries to send proxies and proxy materials, at the Company's expense, to their principals.

     The Company's common stock, par value $.10 per share (common stock) is the only type of stock the Company has. Shareholders of record, as of the close of business on September 12, 1994, will be entitled to notice of and to vote at the meeting or any adjournment thereof. The total number of shares of common stock, outstanding and entitled to vote at the Annual Meeting is, as of August 5, 1994, 70,452,432 shares. Each share of the Company's common stock entitles the holder to one vote with respect to all matters coming before the meeting and all of such shares vote as a single class. Only stockholders of record as of the close of business on September 12, 1994, are entitled to notice of and to vote at the Annual Meeting.

     All shares represented by valid proxies received pursuant to this solicitation and not revoked before they are exercised will be voted in the manner specified therein. If no specification is made with respect to the matter to be acted upon, the shares represented by the proxies will be voted in favor of Proposal No. 1, the election as directors those nominees named in this proxy statement. If the enclosed form of proxy is executed and returned it may, nevertheless, be revoked at any time before it is voted by written notice to the secretary of the Company or by the shareholder personally attending and voting his or her shares at the meeting.
                          VOTING OF SHARES

     The holders of a majority of the outstanding shares entitled to vote, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business. Each share represented is entitled to one vote on all matters properly brought before the meeting. Directors are elected by a plurality of the votes cast by the shareholders at a meeting in which a quorum is present. Therefore, shares not voted (whether by abstaining or broker non-vote) do not affect the election of directors. In instances where brokers are prohibited from exercising dis-cretionary authority for beneficial owners who have not returned a proxy (so-called broker non-votes) those shares will not be included in the vote totals and therefore, will have no affect on the vote.

           INFORMATION RELATING TO PRINCIPAL SECURITY HOLDERS

     The following table sets forth information, as of August 5, 1994, with respect to each person known or believed by the Company to be the benefi-
cial owner, having sole voting and/or investment power (other than as set forth below) of more than five percent (5%) of the Company's common stock and the Company's directors and officers as a group.
                                               Amount
Name and Address of More                     Beneficially        Percent of
   than 5% Owners                               Owned               Class
- - -------------------------                    ------------        -----------

Bull & Co.(a)                                 4,462,704               6.33
Wachovia Corporation and its subsidiary
  Wachovia Bank of North Carolina, N.A.
P.O. Box 3099  MC 32121
Winston-Salem, NC  27150

Dalton L. McMichael, Sr. (b)                  5,262,704                7.47
505 Murphy Street
Madison, NC   27025

All directors and executive officers and      9,290,034               13.19
nominees for directors, as a group on
August 5, 1994 (c)
______________

(a) Includes 1,217,192 shares held in Trust established for the benefit of the children of Dalton L. McMichael, Sr. with respect to which Wachovia Bank of North Carolina, N.A. and Mr. McMichael, Sr. share voting and investment powers as Co-Trustees, and 3,245,512 shares held under the William Armfield III Trust for the benefit of Mr. Armfield IV and his children.

(b) Includes 1,217,192 shares held in Trust for the benefit of the children of Dalton L. McMichael, Sr. over which Mr. McMichael, Sr. shares voting and investment powers as Co-Trustee and includes 3,245,512 shares held by the Wachovia Bank of North Carolina, N.A. as Trustee under the Trust established by William J. Armfield, III, the investment powers of which Trust are designated to a committee consisting of four persons, including Mr. McMichael, Sr.

(c) This amount includes the 885,979 shares of the outstanding common stock of the Company which could be acquired through the exercise of stock options within sixty (60) days after September 12, 1994, the record date. Additional information regarding stock options is provided on pages 8 and 9.

     Cede & Co., as of August 5, 1994, the nominee of the Depository Trust Company, New York, New York, which provides custodial service for various institutions such as banks and brokerage firms, was the record holder of 46,284,865 shares of the Company's common stock representing 65.70% of the outstanding shares of said stock. The Company does not believe that any of these shares were owned beneficially by Cede & Co.

     The definition of "beneficial ownership" referred to herein is that the owner listed has either the voting or investment power, or both, alone or shared with others over the number of shares shown, and options beneficially owned under Rule 13d-3.

                      ELECTION OF DIRECTORS

General Information -

     The Company's Certificate of Incorporation, as restated and amended, provides that the number of directors shall be fixed in the By-Laws; however, in no case shall be less than nine, but this number may be increased and subsequently increased or decreased from time to time by the affirmative vote of a majority of the Board except that the number of directors shall not be less than nine. The directors shall be divided into three classes, designated as Class 1, Class 2 and Class 3. All classes shall be as nearly equal in number as possible and no class shall include less than three directors, with one class to be elected annually for a
three (3) year term.   A director shall hold office until the annual
meeting for the year in which his term expires and until his successor shall be elected and qualified, subject to his prior death, resignation, retirement or removal from office. The term of the Class 3 Directors expires at the Annual Meeting of the Shareholders in 1994.

     Lord Eric Sharp died suddenly on May 3, 1994. He was a Class 2 Director whose term would have expired at the Annual Meeting of the Shareholders in 1996. The Board of Directors amended the By-Laws by reducing the number of directors from twelve (12) to eleven (11). Class 1 and Class 3 each consists of four (4) directors, with Class 2 consisting of three (3) directors. The Board of Directors has nominated the following persons as Class 3 Directors:

                         CLASS 3 DIRECTORS

                        William J. Armfield, IV
                         William T. Kretzer
                           G. Allen Mebane
                        George R. Perkins, Jr.

     The Class 3 Directors will serve until the Annual Meeting in 1997, or until their respective successors are elected and qualified.

     All the nominees for election are incumbents and have consented to be named in this proxy statement and to serve, if elected. If for any reason any of the nominees should not be a candidate for election at the meeting the proxy will be voted for substitute nominees designated by the Board of Directors unless the Board has reduced its membership prior to the meeting. The Board does not anticipate that any of the nominees will be unavailable. The nominees and directors continuing in office will normally hold office until the Annual Meeting of the Shareholders in the year indicated on this and the following pages.

     Biographical information concerning each nominee and director, his age; the year each director and nominee was first elected to the Board of Directors of the Company; his current principal occupation (which has continued for the last five (5) years unless otherwise indicated); the name and principal business of the corporation in which he is employed and all positions and offices which he presently holds with said corporation or the principal business of the corporation in which his occupation is carried on; and his directorship in other publicly-held companies are set forth below. The sole (unless otherwise indicated) and beneficial ownership of the common stock of the Company, as defined in Rule 13d-3 promulgated under the Exchange Act, as of September 12, 1994 for each director and nominee is set forth in the table beginning on page 4.

                          VOTE REQUIRED

     A plurality of votes of the shares presented in person or represented by proxy at the annual meeting is required to elect directors.

CLASS 3 NOMINEES FOR TERM EXPIRING 1997:

     WILLIAM J. ARMFIELD, IV, (59), Vice Chairman of the Board of Directors of Unifi, Inc., Greensboro, North Carolina. He was a director and President of Macfield, Inc., a textile company in North Carolina, from 1970 until August 8, 1991, when the merger of Macfield, Inc. with and into Unifi, Inc. became effective. He has been a director and officer of the Company since 1991.

     WILLIAM T. KRETZER (48), President and Chief Executive Officer of Unifi, Inc., Greensboro, North Carolina. He became an employee of the Company in 1971, has served in various offices of the Company, and in April 1985 was elected by the Board of Directors of the Company as President and Chief Executive Officer. He was elected a director of the Company in 1985.

     G. ALLEN MEBANE (65), Chairman of the Board of Directors and Chairman of the Executive Committee of Unifi, Inc., Greensboro, North Carolina. Mr. Mebane was a co-founder of the Company and has been a Chief Executive Officer and a director of the Company since 1971.

     GEORGE R. PERKINS, JR. (54), Senior Vice President of Unifi, Inc., Greensboro, North Carolina and President and Chief Executive Officer of Unifi Spun Yarns, Inc., a wholly-owned subsidiary of Unifi, since August 1993. He was the President and a director of Pioneer Yarn Mills, Inc., Pioneer Spinning, Inc. and Pioneer Cotton Mill, Inc. since each was founded in 1988, 1991, and 1993, respectively, and of Edenton Cotton Mills, Inc. since its acquisition in 1989 (Pioneer Corporations) until the merger of the Pioneer Corporations with and into Unifi Spun Yarns, Inc. in August 1993. He was elected a director of the Company in 1993.

CLASS 1 DIRECTORS CONTINUING IN OFFICE UNTIL 1995:

     DONALD F. ORR (51), is the Chairman of Sweet Pea Capital, Greensboro, North Carolina, an investment capital firm, which firm was formed in November 1978. He has been a director of the Company since 1988.

     TIMOTHEUS R. POHL (54), President and Chief Executive Officer of Daimler-Benz North America Corporation, New York, New York, since 1981. DBNA is the holding company of Daimler-Benz AG's industrial holdings in the United States and Canada. He was elected a director of the Company in 1992.

     ROBERT A. WARD (54), Executive Vice President and Chief Financial Officer of Unifi, Inc., Greensboro, North Carolina. Mr. Ward has been an executive officer and a director of the Company since 1971.

     G. ALFRED WEBSTER (46), Executive Vice President of Unifi, Inc., Greensboro, North Carolina. He became an employee of the Company in 1977, has served the Company in various offices, and in April, 1985 was elected by the Board of Directors of the Company as an Executive Vice President. He has been a director of the Company since 1986.

CLASS 2 DIRECTORS CONTINUING IN OFFICE UNTIL 1996:

     CHARLES R. CARTER (62), Minister of the Forest Hills Presbyterian Church, High Point, North Carolina, which position he has held since 1967. He has been a director of the Company since 1982.

     JERRY W. ELLER (54), Executive Vice President of Unifi, Inc., Yadkinville, North Carolina. He has been employed by the Company since 1971. He has served the Company in various offices and has been an Executive Vice President since October, 1981. He was elected a director of the Company in 1985.

     KENNETH G. LANGONE (59), Managing Director, Invemed Associates, Inc., an investment banking firm, New York, New York since 1974. He is a director of The Home Depot, Inc. and Auto Finance Group, Inc. He has been a director of the Company since 1969.

                       SECURITY HOLDING OF DIRECTORS,
                      NOMINEES AND EXECUTIVE OFFICERS
                            Amount and Nature          Percentage of
Directors               of Beneficial Ownership(1)     Ownership
- - ---------               --------------------------    -------------
G. Allen Mebane(3)            2,267,718                    3.22
William J. Armfield, IV(4)    3,340,114                    4.74
William T. Kretzer(5)           618,077                      (2)
George R. Perkins, Jr.(6)     1,596,274                    2.27
Robert A. Ward(7)               464,981                      (2)
Jerry W. Eller(8)               323,229                      (2)
G. Alfred Webster(9)            311,869                      (2)
Charles R. Carter(10)            36,501                      (2)
Kenneth G. Langone(10)          148,123                      (2)
Donald F. Orr(10)               168,148                      (2)
Timotheus Pohl(10)               15,000                      (2)
All directors and
executive officers
and Nominees for directors
[11 persons](11)              9,290,034                   13.19
_______________

(1) All shares are owned directly and with sole voting and dispositive power, except as otherwise noted. Ownership is as of August 5, 1994.

(2) Represents less than one percent (1%) of the Company's common stock.

(3) Includes 225,000 shares that he has a right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him; 449,980 shares owned by Mebane Enterprises, Inc. which Mr. Mebane votes; and 76,125 shares owned by his wife over which he has voting rights but disclaims any other beneficial ownership.

                                      4

(4) Includes 105,000 shares owned by Charitable Remainder Trusts. Does not include 3,245,512 shares held by the Wachovia Bank of North Carolina, N.A. as Trustee for the benefit of Mr. Armfield, IV and his children, as to which neither Mr. Armfield, IV nor his children have voting or investment powers.

(5) Includes 213,668 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 24,750 shares owned by members of his immediate family, which shares may be determined to be beneficially owned by him.

(6) Received 1,599,824 shares of Unifi stock in the Triangular Merger of the Pioneer Corporations with and into a wholly-owned subsidiary of Unifi and related real estate transactions, which were consummated on August 18, 1993.

(7) Includes 86,540 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

(8) Includes 172,919 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

(9) Includes 127,852 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company and 39,357 shares held in trust for the benefit of his children, which shares may be determined to be beneficially owned by him.

(10) Includes 15,000 shares that he has the right to purchase under presently exercisable stock options granted to him by the Company, which shares may be determined to be beneficially owned by him.

(11) Includes 885,979 shares that they have the right to purchase within sixty (60) days after September 12, 1994, under presently exercisable stock options granted to them by the Company, which shares may be determined to be beneficially owned by them.

                     DIRECTORS COMPENSATION

     Each director who is not an employee of the Company is paid, for serving on the Board, a retainer at the rate of $14,000 per annum and an additional $1,000 for each meeting of the Board of Directors attended, as well as being reimbursed for reasonable expenses incurred in attending said meetings. Directors who are employees of the Company are paid an attendance fee of $1,000 for each meeting of the Board attended.

              COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has four (4) standing committees: the Executive Committee, the Compensation Committee, the Audit Committee, and the Stock Option Committee. The Executive Committee (composed of Messrs. Armfield, Eller, Kretzer, Mebane, Ward and Webster) met regularly during the year. The Compensation Committee (composed of Messrs. Armfield, Kretzer, Langone, Mebane, Orr and Lord Sharp, prior to his death) met twice during the year. The Audit Committee (composed of Messrs. Carter, Pohl, Orr, and Ward) met twice during the year. The Stock Option Committee (composed of Messrs. Carter, Langone and Orr) met twice during the year.

     The Board of Directors has no Nominating Committee; however, in relation to nominations, the Executive Committee recommends to the Board nominees for election as directors. The Committee will consider those recommendations by shareholders which are submitted along with biographical and business experience information in compliance with the Shareholders Proposals provision, hereinafter set forth.

     The Executive Committee has, except to the extent prohibited by the Business Corporation Law of the State of New York, all the powers of the Board in the management of the Company. All important actions taken by the Executive Committee are required to be reported to the Board at the meeting next succeeding such action. The Executive Committee, as noted in the preceding paragraph, makes recommendations of nominees for directors to the Board.

     The Compensation Committee's duties include, among other things, the review of performance and approval of salaries and other types of compensation for senior management of the Company, advising senior management with respect to the range of compensation to be paid other officers of the Company, making recommendations to the full Board concerning benefit plans for the Company's directors, officers and employees and determines all grants of stock options under the Company's Non-Qualified Stock Option Plans.

     The Audit Committee's function is to be aware of the financial reporting procedure of the Company, review with the independent auditors the plans and results of the audit engagement, and to investigate when called upon and recommend such changes as deemed desirable to the Board. The control over the financial reports of the Company is the function of Management and the object of this committee is liaison with the Board in a recommendation capacity.

     The Stock Option Committee administers the 1992 Incentive Stock Option Plan. It has exclusive jurisdiction to select the persons to whom options shall be granted, determine the number of shares subject to each option, the time or times an option shall be granted, the purchase price of the shares subject to options, which shall not be less than the fair market value of the Company's common stock on the date the option is granted, determine when options may be exercised, and establish such other provisions in the Option Agreement, as the committee may deem necessary or desirable, consistent with the terms of the plan.

     The Board of Directors met four (4) times during the fiscal year 1994. All directors attended at least seventy-five percent (75%) of the meetings of the Board and the Committees of the Board on which they were members during that period.

           COMPENSATION AND OPTION COMMITTEES INTERLOCKS AND
           INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     Mr. Langone is a director, controlling stockholder, and Chairman of the Executive Committee of Salem National Corporation. In the fiscal year 1994, the Company paid Salem Leasing Corporation, a wholly-owned subsidiary of Salem National Corporation, $2,473,000 on leases of tractors and trailers, and for services thereto. The terms of the Company's lease with Salem Leasing Corporation are, in Management's opinion, no less favorable than the Company would have been able to negotiate with an independent third party for similar equipment and services.

     Mr. Langone is Chairman of the Board of Directors and principal shareholder of Invemed Associates, Inc., an investment firm. During the fiscal year 1994, such firm performed certain advisory services for the Company. Mr. Mebane owns in excess of ten percent (10%) of said firm's equity securities. The amount paid Invemed Associates, Inc. for services rendered during the fiscal year ended in 1994 was $60,000. In the opinion of management the fees that are paid to Invemed are as fair and reasonable and as favorable to the Company as those which could have been obtained from unrelated third parties.

               EXECUTIVE OFFICERS AND THEIR COMPENSATION

     The following table sets forth information for the fiscal years ended June 1994, 1993 and 1992, as to cash compensation paid by the Company and its subsidiaries (for the purpose of this section, collectively referred to as "Company") to the Chief Executive Officer ("CEO"), and the four most highly-compensated executive officers for services rendered in all capacities during the last three (3) fiscal years.

                  UNIFI, INC. SUMMARY COMPENSATION TABLE
                         Annual Compensation  Other Annual            All other
Name and Principal       -------------------    Compensa-             Compensa-
Position                 Year  Salary    Bonus   tion(1)   Options    tion(2)
- - -------------------      ----  ------    ----- ----------- -------    ---------
William T. Kretzer       1994  $750,000  $200,000  ----    20,000     $22,377
President/CEO            1993  $650,000  $400,000  ----    30,000     $33,058
and Director             1992  $572,917  $250,000  ----      0         ----

G. Allen Mebane, IV      1994  $800,000  $200,000 $84,353    0        $23,163
Chairman of the          1993  $800,000  $400,000 $58,566  225,000    $52,745
Board and Director       1992  $830,333  $250,000  ----      0         ----

William J. Armfield, IV  1994  $600,000  $150,000 $87,812    0        $22,884
Vice Chairman            1993  $600,000  $150,000 $83,866    0       $572,835
and Director             1992  $529,100  $250,000  ----      0         ----

Jerry W. Eller           1994  $400,000  $ 70,000  ----     10,000    $22,986
Executive VP             1993  $310,000  $160,000  ----     15,000    $33,649
and Director             1992  $194,917  $175,000  ----      0         ----

Robert A. Ward           1994  $300,000  $ 85,000  ----     10,000    $23,119
Executive VP             1993  $250,000  $135,000  ----     15,000    $33,805
and Director             1992  $191,667  $135,000  ----      0         ----
_______________

(1) As permitted by the Securities and Exchange Commission's rules regarding disclosure of executive compensation in proxy statements, this column excludes perquisites and other personal benefits of the named executive officer if their total cost is less than $50,000. Pursuant to the same rules, the Company has not calculated the amount of other annual compensation of any of the named executive officers for 1992. Of the amounts reported under "Other Annual Compensation" the approximate incremental cost to the Company of their respective personal travel expense in 1994 and 1993 respectively, amounted to: Mr. Mebane--$70,134 and $45,279; Mr. Armfield--$75,639 and $71,680.

(2) The components of the amounts shown in this column consist of the following: (i) a director's fee of $4,000 each paid to the CEO and named executives; (ii) payments of the Company's portion of the premiums on the split-dollar life insurance, as more specifically set forth under Employment and Termination Agreements, in 1994 and 1993, respectively, amounted to: Mr. Kretzer - $1,320 and $1,399; Mr. Mebane - $2,106 and $21,086; Mr. Armfield - $1,827 and $7,150; Mr. Eller - $1,929 and $1,990;
Mr. Ward - $2,062 and $2,146. In addition, Mr. Armfield, upon the termination of the Macfield Pension Plan, received $534,026 in 1993; and
(iii) allocation of the Company's contribution to the Profit Sharing Plan for the CEO and other named executive officers, in the amounts of $17,057 and $27,659 in 1994 and 1993, respectively. No distributions were made under the Profit Sharing Plan to any of the executive officers.



                   EMPLOYMENT AND TERMINATION AGREEMENTS

          The Company has an Employment Agreement with Mr. Mebane which provides that from July 1, 1990, through June 30, 2000, (the "executive period") Mr. Mebane would receive a salary of $800,000.00 per annum, plus such additional compensation and bonuses as may be awarded, from time to time, by the Board of Directors of the Corporation and is entitled to receive Directors' fees; and from July 1, 2000, until June 30, 2005, (the "consultant period"), Mr. Mebane would receive annual compensation equal to one-fourth (1/4) of the base compensation being paid to him during the last year of his executive employment.

          The Company has an Employment Agreement with Mr. Kretzer, effective July 1, 1990 and ending June 30, 2000. The agreement was amended in 1992 to increase Mr. Kretzer's salary from $550,000 to $750,000 per annum, plus such additional compensation and bonuses as may be awarded, from time to time, by the Board of Directors of the Company. The other terms of the agreement were not amended.

          The Company has Severance Employment Agreements with Messrs. Mebane, Armfield, Kretzer, Eller, Ward and Webster. The agreements provide that if said executive officers' employment is terminated involuntarily, other than by death or disability or cause, or voluntarily, other than for good reason, after a change in control of the Company, such executive officer may receive certain benefits. The present value of the benefits will be 2.99 times such executive officers' average annual taxable compensation paid during the five (5) calendar years preceding the change in control of the Company limited to the amount deductible by Unifi, Inc. and as may be subject to excise taxes under the Internal Revenue Code, all as determined by the Company's Independent Certified Public Accountants, whose decision shall be binding upon the Company and the executive officers. A change in control is deemed to occur if someone acquires twenty percent (20%) or more of the outstanding voting stock of the Company, or if there is a change in the majority of directors under specified conditions within a two (2) year period. The benefits under these contingent employment agreements are, as noted, contingent and therefore not reported under the Summary Compensation Table.

                          OPTIONS GRANTED

     Information concerning grants of options in 1994 is presented in the following table. The options were granted at an exercise price equal to the fair market value of the Company's stock on the date of grant.

                       OPTION GRANTS IN FISCAL YEAR 1994
                                                      Potential Realized Value
                                                              at Assumed
                                                        Annual Rates of Stock
                  Individual Grants                       Price Appreciation
         ----------------------------------            ------------------------
                  % of Total
         Options  Options Granted Exercise or  Expir-                   Present
         Granted  to Employees in Base Price   ation      5%      10%     Value
Name       (#)    Fiscal Year(1)  ($/Share)    Date       ($)     ($)    ($)(2)
- - -----    -------  --------------- ----------   ------  ------- -------  -------
Kretzer   20,000   11.33%         $24.38     10/21/03 $306,586 $776,949 $218,400
Mebane         0    N/A           N/A        N/A      $      0 $      0 $      0
Armfield       0    N/A           N/A        N/A      $      0 $      0 $      0
Eller     10,000    5.67%         $24.38     10/21/03 $153,293 $388,475 $109,200
Ward      10,000    5.67%         $24.38     10/21/03 $153,293 $388,475 $109,200

(1) Total amount granted in FY 1994 equals 176,500.
(2) The Grant Date Present Value was calculated using the Black-
Scholes option valuation model. Assumptions used in the calculation of the Black-Scholes values are as follows:

   Option Exercise and Stock Price on date of grant: $24.375
   Expected Dividend Yield:  2.2%
   Risk-Free Rate:  5.72%
   Term:  10 Years
   Volatility:  .39

                                   8

                   OPTION EXERCISES AND OPTION/SAR VALUES

     The net value realized upon the exercise in 1994 of previously granted options and the number and value of unexercised options are shown in the following table.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR
VALUES
                                                    Value of      Value of
                                                    Unexercised   Unexercised
       Shares     Value   Unexercised  Unexercised  In-the-Money  In-the-Money
      Acquired   Realized Options      Options      Options       Options/SARs
     on Exercise          at FY-End(#) at FY-End(#) at FY-End($)  at FY-End($)
Name     (#)       ($)   Exercisable Unexercisable Exercisable(1) Unexercisable
- - ---- ----------- ------- ----------- ------------- -------------- -------------
Kretzer        0 $        0 213,668        0          $3,101,509      0
Mebane         0 $        0 225,000        0          $        0      0
Armfield       0 $        0       0        0          $        0      0
Eller    140,267 $3,256,203 172,919        0          $2,859,315      0
Ward           0 $        0  86,540        0          $1,166,183      0
__________

(1) All options are exercisable. The fair market value on the Company's fiscal year end, June 26, 1994 was $23.75.

       REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES
                    ON EXECUTIVE COMPENSATION

     This report of the Compensation Committee and the Stock Option Committee ("Committees") of the Board of Directors of the Company sets forth the Company's compensation policies with respect to the executives of the Company, including the named executives for whom specific compensation information is reported in the accompanying summary compensation tables.

     The Compensation Committee was composed of three non-employee directors (prior to Lord Sharp's death) and three employee directors of the Company. The non-employee directors determine the compensation of the employee directors and the full Compensation Committee determines the compensation of other officers.

     The duties of the Committees include the review of performance and approval of salaries and other types of compensation for senior management of the Company; advising senior management with respect to the range of compensation to be paid to other officers of the Company; and making recommendations to the full Board concerning benefit plans for the Company's directors, officers and employees and the granting of stock options under the Company's option plans.

     The Stock Option Committee is composed of three non-employee directors who determine the executives and other personnel who will receive options, the number of shares subject to the option, the price and other terms and conditions of the options granted under the Company's plans.

                      COMPENSATION PHILOSOPHY

     One of the Company's primary business objectives is to maximize long-term shareholder returns. To achieve this objective it is necessary to attract, retain and motivate the highest quality management team possible, that can conceptualize, strategize and technically implement business development, product development, manufacturing technology, and service programs to generate long-term growth.

     Establishing compensation programs generally and determining the compensation of individual executive officers can be complex matters involving numerous issues and a variety of data. The Company's committees and its Board of Directors believe that the compensation programs should be flexible to allow judgment and discretion on the part of the committees rather than utilizing a formula approach. The compensation of the executive officers, including the CEO, is determined on a subjective evaluation, including said officer's past, present and future value to the Company, the performance of the Company contrasted with the economic conditions of the textile market in particular, and the general economy in general. The committees view the compensation in three component parts; base salary, annual cash incentive compensation (collectively, "cash compensation") and stock option grants.

                         BASE SALARIES

     The Compensation Committee recommends to the Board of Directors base salaries they think are fair and reasonable for the services rendered by the respective executive officers and necessary to keep him or her from resigning and going to work for some other corporation. Adjustments to base salaries for executives are recommended annually by the Committee, based on individual performances and contributions to the Company's success. All base salary adjustments are approved by the full Board. Base salaries for the named executives, other than the CEO, increased by 7.14% in fiscal year 1994. Mr. Mebane's and Mr. Kretzer's base salaries are covered by Employment Agreements.

               ANNUAL CASH INCENTIVE COMPENSATION

     The Company rewards executives based on each fiscal year's results and reflects a balance between overall corporate performance and performance of the specific areas of the Company under the individual's control. The annual cash incentive compensation in the form of bonuses are, as previously noted, based on subjective evaluation of the respective executive. Bonuses, if any, recommended by the committees are subject to the full Board.

          The annual incentive compensation awarded to the named executives in the Summary Compensation Table other than the Chief Executive Officer averaged 24.05% of base salary compared to 43.1% of base salary in fiscal 1993. The committees recommend approval of the bonuses to the full Board, noting exceptional performance by management for the year.

                          STOCK OPTIONS

     The Company maintains three stock option plans which provide for the award of stock options to key management employees: The 1992 Incentive Stock Option Plan, the 1987 Non-Qualified Stock Option Plan and the 1982 Incentive Stock Option Plan.

     Incentive stock options are granted from time to time, as approved by the Stock Option Committee, on a completely subjective basis, as previously noted. Options are granted with an exercise price equal to the fair market value of the shares of the Company's common stock on the date of grant and the optionee will realize value from the grant only if the market value of such shares increases. Because the compensation element of options is dependent upon increase over time in the market value of such shares, stock options represent compensation that is tied to the Company's long-term performance for periods of up to ten (10) years (the period during which such option may be exercised). Compensation in the form of stock options serves to align the interest of the executive officer directly with the interest of the Company's shareholders.

     In 1994, the stock options granted to the executive officers as a group constituted approximately 10.94% of their total 1994 compensation package, utilizing (for illustration purposes only) the valuation method used in the Table of Options Granted in Fiscal Year 1994. Executive officers will realize no value from their stock option grant unless the market price of the shares of the Company stock rises above such price on the date of the grant.

                           CEO COMPENSATION

     Compensation paid to the Chief Executive Officer, Mr. Kretzer, during the fiscal year was based on the same factors generally applicable to compensation paid to other executives of the Company. Mr. Kretzer's base salary was $750,000 and his annual incentive (bonus) represented 26.67% of his base salary, compared to 61.5% for fiscal 1993. The Committee awarded Mr. Kretzer 20,000 stock options at fair market value.

                         COMMITTEES' JUDGMENT

     It is the judgment of the Committees that in 1994, and for the three periods ending June 26, 1994, the Company had excellent results and total compensation to the executives was appropriate for such performance and to retain and motivate such executives in the future. The foregoing report has been furnished by the members of the following Committees:

Compensation Committee:                    Stock Option Committee:

William J. Armfield, IV                    Charles R. Carter
William T. Kretzer                         Kenneth G. Langone
G. Allen Mebane                            Donald F. Orr
Kenneth G. Langone
Donald F. Orr


           PERFORMANCE GRAPH - SHAREHOLDER RETURN ON COMMON STOCK

              Comparison of Five Year Cumulative Total Return*


     NOTE: Pursuant to Reg. Section 232.304(d) the Performance Graph is omitted herein and represented by the following table:

Company         June 1989 June 1990 June 1991 June 1992 June 1993 June 1994
- - --------        --------- --------- --------- --------- --------- ---------
Unifi, Inc.    $100.00     $ 92.70   $198.36   $263.84   $391.39   $275.18
Media General
Textile Group  $100.00     $101.56   $101.55   $148.44   $158.06   $143.94
New York Stock
Exchange Mar-
ket Value      $100.00     $115.12   $122.22   $139.11   $157.76   $163.26
_____________

* Assumes $100 invested in the common stock of Unifi, Inc. and comparison groups on June 25, 1989.
   Assumes reinvestment of dividends.

                          NEW YORK STOCK EXCHANGE

     Unifi, Inc.'s Common Stock now trades on the New York Stock Exchange
(NYSE) under the symbol "UFI", with the closing price of said stock on August 22, 1994, being $24.125 per share.

                    INFORMATION RELATING TO THE COMPANY'S
                  INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     Ernst & Young, the Company's Independent Certified Public Accountants for the fiscal year ended June 26, 1994, is expected to be present at the shareholders' meeting, at which time a representative will have an opportunity to make a statement if he/she so desires and to answer appropriate questions from shareholders.

                      COMPLIANCE WITH SECTION 16(a)
                   OF THE SECURITIES AND EXCHANGE ACT

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers to file reports of ownership and changes of ownership of shares of the Company's stock with the Securities and Exchange Commission. Directors and executive officers are required by the Securities and Exchange Commission's regulations to furnish the Company with copies of all 16(a) reports they file. Based on its review of the copies of such reports received by it, or written representation from certain reporting persons, no Form 5's were required for those persons, and the Company believes that from July 1, 1993 through June 30, 1994, its directors and executive officers complied with all the applicable filing requirements.

                        SHAREHOLDER PROPOSALS

     Any shareholder satisfying the Securities and Exchange Commission's requirements and wishing to submit a proposal to be included in the 1995 proxy statement, should submit the proposal in writing to Secretary, Unifi, Inc., 7201 West Friendly Avenue, Greensboro, North Carolina 27410. Unifi, Inc. must receive the proposal by May 19, 1995, in order to consider it for inclusion in the 1995 Proxy Statement.

                           OTHER MATTERS

     The Management of the Company is not aware of any other matters which may be presented for action at the meeting other than those set forth herein. However, should any other matter requiring the vote of the shareholders arise, it is intended that shares represented by proxies in the accompanying form will be voted by the persons named in the proxy in accordance with their best judgment.

                         BY ORDER OF THE BOARD OF DIRECTORS

                         CLIFFORD FRAZIER, JR.

                         Secretary

Greensboro, North Carolina
September 19, 1994

                        APPENDIX "A" - FORM PROXY [PROXY CARD-SIDE ONE]

                                 UNIFI, INC.
PROXY                  ANNUAL MEETING, OCTOBER 20, 1994

     The undersigned hereby appoints Robert A. Ward and C. Clifford Frazier, Jr., or either of them, with full power of substitution, as attorneys and proxies to represent and vote all shares of Unifi, Inc. common stock which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held at the Yadkinville Offices, located on Highway 421, Yadkinville, North Carolina, on Thursday, October 20, 1994, at 10:00 A.M. Eastern Daylight Savings Time, and any adjournment or adjournments thereof as follows:

(1)   ELECTION OF DIRECTORS
      To vote FOR ____                     WITHHOLD AUTHORITY ____
      all nominees listed                  to vote for all
      below (except as                     nominees listed
      marked to the                        below
      contrary below)

Nominees: William J. Armfield, IV, William T. Kretzer, G. Allen Mebane and George R. Perkins, Jr.

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)
_________________________________________________________________

The undersigned hereby authorizes the proxies, in their discretion, to vote on any other business which may properly be brought before the meeting or any adjournment thereof.




            APPENDIX "A" CONTINUED - [PROXY CARD-SIDE TWO]

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED FOR THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTORS, UNLESS A CONTRARY CHOICE IS SPECIFIED, IN WHICH CASE THE PROXY WILL BE VOTED AS SPECIFIED.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated September 19, 1994, and the Proxy Statement furnished therewith.

     Dated this             day of              , 1994

                                 ________________________(SEAL)

                                 ________________________(SEAL)

                                 NOTE: Signature should agree with name on stock certificate as printed hereon. Executors, administrators, trustees and other fiduciaries should so indicate when signing. If the signer is a corporation, please sign in full corporate name, by duly authorized officer.

         This Proxy is Solicited on Behalf of the Board of Directors.

             Please date, sign and return this Proxy.  Thank you.